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As filed with the Securities and Exchange Commission on August 15, 2001

Registration No. 333-66082

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NUMBER 1
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DUANE READE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3164702 (I.R.S. Employer Identification No.)	5912 (Primary Standard Industrial Classification Code Number)

440 Ninth Avenue
New York, New York 10001
Telephone: 212-273-5700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Anthony J. Cuti
Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001
Telephone: 212-273-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven Della Rocca, Esq.
Latham & Watkins
885 Third Avenue, Suite 1000
New York, New York 10022
Telephone: 212-906-1200
Telecopy: 212-751-4864

    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
          , 2001

1,000,000 Shares

DUANE READE INC.

Common Stock

The Company:

  •
  We are the largest drug store chain in metropolitan New York. Our growth strategy includes making opportunistic acquisitions of individual drug stores or drug store chains.

  •
  Duane Reade Inc.
  440 Ninth Avenue
  New York, New York 10001
  (212) 273-5700

  •
  Our common stock is currently traded on the New York Stock Exchange under the symbol DRD.

The Transaction:

  •
  This prospectus registers common stock we may issue in opportunistic acquisition transactions that we may make from time to time. These acquisitions of stock, assets or businesses will be made at negotiated prices. The total number of shares issued to consummate any of these acquisitions will be dependent on the prevailing market price of our common stock at the time of acquisition.

  •
  We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

This investment involves risks. See "Risk Factors" beginning on page 2.

    The common stock has not been approved or disapproved by the Securities and Exchange Commission or by any State Securities Commission. Neither the Securities and Exchange Commission nor any State Securities Commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	2
INFORMATION ABOUT DUANE READE INC. INCORPORATED BY REFERENCE	7
LEGAL MATTERS	8
EXPERTS	8

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. The SEC's website also contains reports, proxy statements and other information regarding registrants like Duane Reade that file electronically with the SEC. Our common stock is listed on The New York Stock Exchange under the symbol "DRD".

    This prospectus is part of a registration statement on Form S-4 we filed with the SEC under the Securities Act of 1933, as amended. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

    You should rely only on the information provided in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus. We are not making an offer of our common stock in any state or country in which the offer or sale is not permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to:

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  the competitive environment in the drugstore industry in general and in the metropolitan New York area;

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  inflation;

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  changes in costs of goods and services;

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  economic conditions in general and in the metropolitan New York area;

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  demographic changes;

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  changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business;

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  liability and other claims asserted against us;

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  changes in our operating strategy or development plans;

ii

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  the ability to attract and retain qualified personnel, including our ability to attract qualified pharmacists;

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  our significant indebtedness;

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  labor disturbances, including any resulting from the termination of our collective bargaining agreements;

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  changes in our acquisition and capital expenditure plans; and

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  other factors referenced in this prospectus, including those set forth under the caption "Risk Factors".

    In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this prospectus do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments, except as required by the Federal securities laws.

iii

PROSPECTUS SUMMARY

    This document serves as a prospectus of Duane Reade Inc. to register 1,000,000 shares of our common stock, par value $.01 per share, which we plan to use in acquisition transactions from time to time. We may offer common stock from time to time in connection with the acquisition of assets, stock or businesses, including those of individual drug stores or drug store chains. In addition to shares of our common stock, consideration for these transactions may consist of any consideration permitted by applicable law, including, but not limited to, the assumption of liabilities, the payment of cash, issuance of a note or other form of indebtedness or any combination of these items.

    The common stock we issue pursuant to this prospectus and applicable prospectus supplement or post-effective amendment in these transactions may be reoffered pursuant to this prospectus by the holders thereof from time to time in transactions on the New York Stock Exchange, in negotiated transactions, block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. These selling holders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

    In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement or post-effective amendment to acquire the assets, stock or businesses of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor's assets, stock or business. The common stock we issue in these transactions may be sold by the debtor or its shareholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

    We will bear all expenses in connection with the registration of the common stock being resold by selling holders, other than selling discounts and commissions and fees and expenses of the selling holders. The terms for the issuance of common stock may include provisions for the indemnification of the selling holders for specified civil liabilities, including liabilities under the Securities Act of 1933, as amended. The selling holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of stock by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act.

    For the quarter ended June 30, 2001, the high and low closing prices for our common stock as reported on the NYSE Composite Tape were $37.30 and $32.11, respectively, and for the quarter ended September 29, 2001 (through July 25, 2001) the high and low prices were $34.50 and $31.71, respectively.

Duane Reade Inc.

    We are the largest drugstore chain in New York City, with 108 of our 187 stores in Manhattan's high-traffic business and residential districts as of June 30, 2001. Since opening our first store in 1960, we have successfully executed a marketing and operating strategy tailored to the unique characteristics of New York City, the most densely populated major market in the United States.

RISK FACTORS

    You should carefully consider the following risks, as well as the other information contained in this prospectus, before investing in shares of our common stock. If any of the following risks actually occur, our business could be harmed. In that case, the trading price of the common stock could decline, and you might lose all or part of your investment. You should refer to the other information set forth or incorporated by reference in this prospectus.

We may be unable to realize our plans for future growth.

    We have grown rapidly primarily through opening new stores and store acquisitions, growing from 67 stores at the end of fiscal year 1997 to 187 stores at June 30, 2001. We plan to continue to rapidly grow through these methods. Through fiscal year-end 2002, we plan to open 55 to 65 new stores, including 15 stores opened since the beginning of fiscal 2001, and we may also acquire additional stores through acquisitions. Our operating complexity and management responsibilities have increased, and will continue to increase, as we grow. Our growth also requires that we continue to expand and improve our operating and financial systems and to expand, train and manage our employee base. In addition, as we continue to open or acquire new stores, we may be unable to hire a sufficient number of qualified store personnel or successfully integrate the stores into our business.

    Our expansion prospects also depend on a number of other factors, including, among other things:

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  economic conditions;

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  competition;

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  consumer preferences;

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  financing and working capital requirements;

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  our ability to negotiate store leases on favorable terms; and

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  the availability of additional warehouse space and new store locations.

    Failure to realize these growth plans could be detrimental to our goals of increasing market share, increasing same store revenues and applying the benefits of our size in the New York metropolitan market. Even if we succeed in opening new stores as planned, we cannot assure you that our newly opened stores outside of Manhattan will achieve revenue or profitability levels comparable to those of our existing stores in time periods estimated by us or at all. Moreover, we cannot assure you that our newly opened stores will not adversely affect the revenues and profitability of our existing stores.

We require a significant amount of cash flow from operations and third party financing to expand our business in accordance with our growth strategy, to pay our indebtedness and to fund our other liquidity needs.

    We cannot assure you that we will be able to generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit agreement or otherwise in an amount we will need to grow our business as currently planned, to pay our indebtedness or to fund our other liquidity needs. We currently expect to spend approximately $33 million in fiscal 2001 on capital expenditures, primarily for new and replacement stores, and, in addition, approximately $7 million for lease and pharmacy file acquisition costs. We also require working capital to support inventory for our existing stores. In addition, we may need to refinance some or all of our indebtedness at or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit agreement and our senior subordinated notes, on commercially reasonable terms or at all. Failure to generate or raise sufficient funds may require us to modify, delay or abandon some of our future growth or expenditure plans.

We face a high level of competition in our markets.

    We operate in highly competitive markets. In metropolitan New York, we compete against national, regional and local drugstore chains, discount drugstores, supermarkets, combination food and drugstores, discount general merchandise stores, mass merchandisers, independent drugstores and local merchants. Major chain competitors in the metropolitan New York market include CVS, Rite Aid, Eckerd and Walgreens. In addition, other chain stores may enter the New York metropolitan market and become significant competitors in the future. Many of our competitors have greater financial resources than we do. Currently, we have the largest market share in metropolitan New York compared to our competitors in the drugstore business. If any of our current competitors, or new competitors, were to devote significant resources to enhancing or establishing an increased presence in metropolitan New York, they could make it difficult for us to maintain or grow our market share and, as a result, our business and prospects could suffer. This competition could adversely affect our results of operations and financial condition in the future. In addition to competition from the drugstore chains named above, our pharmacy business also competes with hospitals, health maintenance organizations, mail order and internet-based prescription drug providers. Our stores compete, among other things, on the basis of convenience of location and store layout, product mix, selection, customer convenience and price.

We operate in a concentrated region and, as a result, are highly dependent on the economic conditions of the metropolitan New York area.

    Substantially all of our stores are located in the metropolitan New York area. As a result, we are sensitive to, and our success will be substantially affected by, economic conditions and other factors affecting this region, such as the regulatory environment, the cost of energy and the availability of labor. We can make no prediction as to economic conditions in this region. Over the past ten years, the New York economy has grown substantially, and our business has benefited from this high rate of economic growth. If there is a downturn in New York's economic conditions, which results in, among other things, a reduction in the size of the workforce in the New York metropolitan area, reduced income levels or a decline in population growth, our revenues and profitability could be adversely affected.

We would be materially and adversely affected if our distribution center were shut down.

    We operate a single centralized distribution center in Queens, New York. We ship nearly all of our non-pharmacy products to our stores through our distribution center. If our distribution center is shut down for any reason, we could incur significantly higher costs and longer lead times associated with distributing our products to our stores during the time it takes for us to reopen or replace the center. We maintain business interruption insurance to protect us from the costs relating to matters such as a shutdown, but we cannot assure you that our insurance will be sufficient, or that the insurance proceeds will be timely paid to us, in the event of a shutdown.

Our operations are subject to trends in the healthcare industry.

    Pharmacy sales represent a significant and growing percentage of our total sales. Pharmacy sales accounted for 35.4% of our net sales for fiscal 2000 and 38.1% of our total sales for the first half of fiscal 2001. Pharmacy sales not only have lower margins than non-pharmacy sales, but are also subject to increasing margin pressure, as managed care organizations, insurance companies, employers and other third party payors, which collectively we call third party plans, become more prevalent in the metropolitan New York area and as these plans continue to seek cost containment. Also, any substantial delays in reimbursement, significant reduction in coverage or payment rates from third party plans can have a material adverse effect on our business. Pharmacy sales to third party plans accounted for 84.0% of our total pharmacy sales for fiscal 2000 and 86.3% of our total pharmacy sales for the first half of fiscal 2001.

    Healthcare reform initiatives of federal and state governments may also affect our revenues from prescription drug sales. These initiatives include:

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  proposals designed to significantly reduce spending on Medicare, Medicaid and other government programs;

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  changes in programs providing for reimbursement for the cost of prescription drugs by third party plans; and

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  regulatory changes relating to the approval process for prescription drugs.

    These initiatives could lead to the enactment of federal regulations and state regulations in New York and New Jersey that could adversely impact our prescription drug sales and, accordingly, our results of operations.

Our operations are subject to federal and state laws and regulations, which could adversely impact our business if changed.

    Our business is subject to various federal and state regulations. For example, we are subject to federal, state and local licensing and registration regulations relating to, among other things, our pharmacy operations. Violations of any of these regulations could result in various penalties, including suspension or revocation of our licenses or registrations or monetary fines. We are also subject to federal and state laws that require our pharmacists to offer counseling, without additional charge, to their customers about medication, dosage, delivery systems, common side effects and other information the pharmacists deem significant. Our pharmacists also may have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects. Additionally, we are subject to federal Drug Enforcement Agency and state regulations relating to our pharmacy operations, including purchasing, storing and dispensing of controlled substances. For additional information, please see "Business—Government Regulation." Laws governing our employee relations, including minimum wage requirements, overtime and working conditions also impact our business. Increases in the federal minimum wage rate, employee benefit costs or other costs associated with employees could significantly increase our cost of operations, which could adversely affect our level of profitability.

Our substantial indebtedness could limit our ability to obtain additional financing and could adversely affect our business in several other ways.

    We have, and will continue to have, a significant amount of indebtedness. As of June 30, 2001, we had $241.8 million of indebtedness outstanding, comprised of approximately $160.0 million outstanding under our senior credit agreement, $80.0 million of senior subordinated notes outstanding and approximately $1.8 million of capital lease obligations. Our total capitalization was $502.5 million, and our debt to capitalization ratio was 48.1%.

    Our outstanding indebtedness could significantly impact our business for the following reasons:

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  it could limit our ability to obtain additional financing for funding our growth strategy, capital expenditures, acquisitions, working capital or other purposes;

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  it requires us to dedicate a material portion of our operating cash flow to fund interest expense on our senior credit agreement and our senior subordinated notes, thereby reducing funds available for our growth strategy, capital expenditures, acquisitions, working capital and other purposes; and

  •
  it may limit our ability to withstand competitive pressures and reduces our flexibility in responding to changing business and economic conditions, including reacting to any economic slow down in the metropolitan New York area.

Our existing debt includes restrictive and financial covenants that limit our operating flexibility.

    Our senior credit agreement and the indenture relating to our senior subordinated notes contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest. These include restrictions on our ability to:

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  incur additional debt;

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  pay dividends or distributions on, or redeem or repurchase, our capital stock;

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  create liens or negative pledges with respect to our assets;

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  issue, sell or allow distributions on capital stock of our subsidiaries;

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  prepay or defease specified indebtedness;

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  enter into transactions with affiliates;

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  merge, consolidate or sell our assets; or

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  make capital expenditure investments.

    In addition, the senior credit agreement contains financial covenants that require us to comply with specified financial ratios and tests, including minimum net worth, maximum leverage ratios, minimum interest coverage ratios and minimum fixed charge coverage ratios.

Most of our employees are covered by collective bargaining agreements. A failure to negotiate new agreements when the existing agreements terminate could disrupt our business.

    As of June 30, 2001, approximately 3,900 of our approximately 5,700 employees were represented by labor unions and were covered by collective bargaining agreements. These labor unions are:

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  The Allied Trades Council, which represents most of our store employees. Our three-year contract with the Allied Trades Council expires on August 31, 2001.

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  The International Brotherhood of Teamsters, Chauffeurs and Warehousemen and Helpers of America, Local 815, which represents our distribution facility employees. Our three-year contract with this union expires on August 31, 2002.

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  Local 340A New York Joint Board Unite, which represents employees in 48 stores. Our contract with this union expires March 31, 2004.

    We have not experienced any material business interruption as a result of labor disputes within the past 15 years, and we consider our employee relations to be good. Upon the expiration of any of our collective bargaining agreements, however, we may be unable to negotiate new collective bargaining agreements on terms favorable to us, and our business operations may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating our collective bargaining agreements.

We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which would harm our business.

    Our success depends to a large extent on the continued service of our executive management team. We have employment agreements with each of our five executive officers, but it is possible that members of management may leave us. Departures by our executive officers could have a negative impact on our business, as we may not be able to find suitable management personnel to replace departing executives on a timely basis. We do not maintain key-man life insurance on any of our executive officers.

    In addition, as our business expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. Recently, competition for qualified pharmacists and other pharmacy professionals has been especially strong. Although we generally have been able to meet our staffing requirements in the past, our inability to do so in the future at costs that are favorable to us, or at all, could impair our ability to increase revenue, and our customers could experience lower levels of customer care.

Provisions in our charter documents might deter acquisition bids for us.

    Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that, among other things:

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  authorize our board of directors to issue preferred stock ranking senior to our common stock without any action on the part of the stockholders;

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  establish advance notice procedures for stockholder proposals, including nominations of directors, to be considered at shareholders' meetings;

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  authorize a majority of our board of directors, in certain circumstances, to fill vacancies on the board resulting from an increase in the authorized number of directors or from vacancies;

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  restrict the ability of stockholders to modify the number of authorized directors; and

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  restrict the ability of stockholders to call special meetings of stockholders.

    In addition, Section 203 of the Delaware general corporation law prohibits us from entering into some business combinations with interested stockholders without the approval of our board of directors. These provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders.

DLJ Merchant Banking Partners II, L.P. and its affiliates influence our company and may have different interests than those of other holders of our common stock.

    A group of investors led by DLJ Merchant Banking Partners II, L.P. and other funds affiliated with Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of Credit Suisse First Boston Corporation, currently own approximately 20% of our common stock. We refer to these stockholders as the DLJMB Entities. These entities have the ability to influence our business, policies and affairs. Moreover, two of our directors are affiliated with the DLJMB Entities and have the ability to influence decisions affecting the business and management of our company. The DLJMB Entities and these affiliated directors may have different interests than those of other holders of our common stock.

Shares eligible for public sale could adversely affect our stock price.

    As of June 30, 2001, we had 22,776,448 shares of common stock outstanding. All of the shares of common stock we may issue in connection with this prospectus will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, unless held by one of our "affiliates," as that term is defined under Rule 144 under the Securities Act, and those shares will be subject to the resale limitations of Rule 144 while those shares are held by one of our affiliates. In addition, the DLJMB Entities, who together own 4,551,764 shares of our common stock, have the right to require us to register the common stock held by them at any time pursuant to a stockholders' and registration rights agreement entered into in 1997. In addition to these shares, at June 30, 2001 approximately 1,444,868 shares of common stock underlying vested stock options will be eligible for sale. We currently have on file a registration statement on Form S-8 under the Securities Act covering the shares underlying these options. We cannot predict the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock from time to time. The sale of a substantial number of shares held by the existing stockholders, whether pursuant to a subsequent public offering or otherwise, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities.

Our stock price may be volatile and could decline substantially.

    The stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our common stock to decline following this offering, including:

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  our operating results failing to meet the expectations of securities analysts or investors in any quarter;

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  downward revisions in securities analysts' estimates;

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  material announcements by us or our competitors;

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  public sales of a substantial number of shares of our common stock following this offering;

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  governmental regulatory action; or

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  adverse changes in general market conditions or economic trends.

    In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we become involved in a securities class action litigation in the future, it could result in substantial costs and diversion of management attention and resources, thus harming our business.

We do not expect to pay cash dividends in the foreseeable future.

    Since our initial public offering in February 1998, we have not declared or paid cash or other dividends on our common stock and do not expect to pay cash dividends for the foreseeable future. We currently intend to retain all future earnings for use in the operation of our business and to fund future growth. In addition, the terms of our senior credit agreement and the indenture relating to our senior subordinated notes restrict our ability to pay cash dividends. If these restrictions are removed, any future cash dividends will depend upon our results of operations, financial conditions, cash requirements, the availability of a surplus and other factors.

INFORMATION ABOUT DUANE READE INC. INCORPORATED BY REFERENCE

    The following documents filed with the Commission pursuant to the Exchange Act are incorporated by reference in this prospectus:

(1)
Our Annual Report on Form 10-K for the year ended December 30, 2000;

(2)
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

(3)
Our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of our Stockholders on May 14, 2001;

(4)
Our Current Report on Form 8-K dated July 27, 2001;

(5)
all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which shall be deemed to be a part hereof from the date of filing such documents; and

(6)
the description of our common stock as set forth in our Registration Statement on Form S-1, which was filed on November 29, 1997 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any documents incorporated into this prospectus by reference but not delivered with the prospectus.

    Requests for documents should be submitted to John Henry, Senior Vice President, Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, (212) 273-5700.

LEGAL MATTERS

    The validity of the shares being offered hereby will be passed upon for us by Latham & Watkins, New York, New York.

EXPERTS

    The consolidated financial statements incorprated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 30, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

          , 2001

Duane Reade Inc.
1,000,000 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus may only be accurate on the date of this prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Duane Reade Inc. (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

    In that regard, the Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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Item 21. Exhibits and Financial Statement Schedules.

    (a) The following documents are filed as a part of this report:

      Exhibits:

Exhibit No.		Description
5.1	*	Opinion of Latham & Watkins.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of Latham & Watkins (contained in Exhibit 5.1).
24.1	*	Power of Attorney.

*
Filed previously.

    (b) Financial Statement Schedules:

    Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

Item 22. Undertakings.

    (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registration hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (2) That every prospectus that (i) is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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    (g) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, New York on August 15, 2001.

DUANE READE INC. (Registrant)
By:	/s/ JOHN K. HENRY John K. Henry Name: John K. Henry Title: Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed on August 15, 2001 by the following persons in the capacities indicated with respect to Duane Reade Inc.:

Signatures	Capacities

* Anthony J. Cuti	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ JOHN K. HENRY John K. Henry	Senior Vice President—Chief Financial Officer (Chief Accounting Officer)
* Nicole S. Arnaboldi	Director
* David L. Jaffe	Director
* David W. Johnson	Director
* Carl M. Pradelli	Director
* Kevin Roberg	Director
* William Simon	Director
*By:	/s/ JOHN K. HENRY John K. Henry Attorney-in-Fact

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EXHIBIT INDEX

    The following documents are the exhibits to this Registration Statement on Form S-4. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Registration Statement on Form S-4 where such exhibit can be found.

Exhibit Number		Exhibit	Sequential Page Number
5.1	*	Opinion of Latham & Watkins.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of Latham & Watkins (contained in Exhibit 5.1).
24.1	*	Power of Attorney.

*
Filed previously.

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